INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-73324 of Kennedy Wilson, Inc. on Form S-8 of our report dated February 26, 1999 appearing in this Annual Report on Form 10-K-A of Kennedy Wilson, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
Los Angeles, California
October 5, 1999